UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Favrille, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FAVRILLE, INC.

10421 Pacific Center Court

San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 14, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Favrille, Inc., a Delaware corporation.  The meeting will be held on June 14, 2006 at 3:30 p.m. local time at San Diego Marriott Del Mar, located at 11966 El Camino Real, San Diego, CA 92130, for the following purposes:

1.                                      To elect two directors to hold office until our 2009 Annual Meeting of Stockholders.

2.                                      To approve the amendment of our 2005 Non-Employee Directors’ Stock Option Plan to increase the automatic annual grant to each non-employee director of options to purchase common stock from 8,000 shares to 12,500 shares, and to provide for the additional automatic annual grant of options to purchase common stock in the following amounts to directors serving in the following positions:

Chairman of the Board – 10,000 shares

Chairman of the Audit Committee – 7,500 shares

Chairman of the Compensation Committee – 2,500 shares

Chairman of the Nominating and Corporate Governance Committee – 2,500 shares

3.                                      To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2006.

4.                                      To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the annual meeting is April 17, 2006.  Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

John P. Longenecker, Ph.D.

Chief Executive Officer and President

San Diego, California

May 11, 2006

You are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy accompanying this notice as promptly as possible in order to ensure your representation at the meeting.  A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience.  Even if you have voted by proxy, you may still vote in person if you attend the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must request and obtain a proxy issued in your name from that record holder.

FAVRILLE, INC.

10421 Pacific Center Court

San Diego, California 92121

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 14, 2006

QUESTIONS AND ANSWERS

Why am I receiving these proxy materials?

We sent you this proxy statement and the accompanying proxy card because the Board of Directors of Favrille, Inc. is soliciting your proxy to vote at its 2006 Annual Meeting of Stockholders.  You are invited to attend the annual meeting to vote on the proposals described in this proxy statement.  However, you do not need to attend the meeting to vote your shares.  Instead, you may simply complete, sign and return the accompanying proxy card.

We intend to mail this proxy statement and the accompanying proxy card on or about May 11,2006 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 17, 2006, the record date for the annual meeting, will be entitled to vote at the annual meeting.  At the close of business on the record date, there were 28,920,426 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on the record date, your shares were registered directly in your name with our transfer agent, Mellon Investor Services, LLC, then you are a stockholder of record.  As a stockholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to fill out and return the accompanying proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other agent.  The broker, bank or other agent holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting.

As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account.  You are also invited to attend the annual meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

What am I voting on?

There are three matters scheduled for a vote at the annual meeting:

•                  the election of two directors to hold office until our 2009 Annual Meeting of Stockholders;

•                  an amendment of our 2005 Non-Employee Directors’ Stock Option Plan to increase the automatic annual grant to each non-employee director of options to purchase common stock from 8,000 shares to 12,500 shares, and to provide for the additional automatic annual grant of options to purchase common stock in the following amounts to directors serving in the following positions:

Chairman of the Board – 10,000 shares

Chairman of the Audit Committee – 7,500 shares

Chairman of the Compensation Committee – 2,500 shares

Chairman of the Nominating and Corporate Governance Committee – 2,500 shares

•                  the ratification of the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2006.

How do I vote?

For the election of directors, you may either vote “For” both nominees or you may “Withhold” your vote for any nominee you specify.  For any other matter to be voted on, you may vote “For” or “Against” or abstain from voting.  The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting.  Alternatively, you may vote by proxy by using the accompanying proxy card.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person if you have already voted by proxy.

•                  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•                  To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided.  If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us.  Simply complete and mail the proxy card to ensure that your vote is counted.  To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent.  Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 17, 2006, the record date for the annual meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

•            “For” the election of both nominees for director;

•            “For” the amendment of our 2005 Non-Employee Directors’ Stock Option Plan to increase the automatic annual grant to each non-employee director of options to purchase common stock from 8,000 shares to 12,500 shares, and to provide for the additional automatic annual grant of options to purchase common stock in the following amounts to directors serving in the following positions:

Chairman of the Board – 10,000 shares

Chairman of the Audit Committee – 7,500 shares

Chairman of the Compensation Committee – 2,500 shares

Chairman of the Nominating and Corporate Governance Committee – 2,500 shares

•            “For” the ratification of the selection of Ernst & Young LLP as our independent auditors.  If any other matter is properly presented at the meeting, one of the individuals named on your proxy card as your proxy will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts.  Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes.  You can revoke your proxy at any time before the applicable vote at the meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•      you may submit another properly completed proxy with a later date;

•                  you may send a written notice that you are revoking your proxy to our Secretary at 10421 Pacific Center Court, San Diego, California 92121; or

•                  you may attend the annual meeting and vote in person.  However, simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by that organization.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, a stockholder proposal must be submitted in writing by January 12, 2007, to our Secretary at 10445 Pacific Center Court, San Diego, California 92121.  If you wish to submit a proposal that is not to be included in next year’s proxy materials or to nominate a director, your proposal generally must be submitted in writing to the same address no later than March 16, 2007 but no earlier than February 14, 2007.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to any proposals other than the election of directors, “Against” votes, abstentions and broker non-votes.  Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes.  Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give instructions to your broker, bank or other agent, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•                  For the election of directors, the two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected.  Only votes “For” or “Withheld” will affect the outcome.

•                  To be approved, the amendment of our 2005 Non-Employee Directors’ Stock Option Plan must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy.

•                  To be approved, the ratification of the selection of Ernst & Young LLP as our independent auditors must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if at least a majority of the outstanding shares as of the close of business on the record date are represented by stockholders present at the meeting or by proxy.  At the close of business on the record date, there were 28,920,426 shares outstanding and entitled to vote.  Therefore, in order for a quorum to exist, 14,460,214 shares must be represented by stockholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting.  Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2006.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of ten members but, effective as of the 2006 Annual Meeting, will be reduced to nine directors. The Board is divided into three classes, each of which has a three-year term.  Class I currently consists of three directors but, effective as of the 2006 Annual Meeting, will be reduced to two directors.  The Class I directors identified below are nominated for election at the 2006 Annual Meeting to serve until our 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.  Classes II and III consist of three and four directors, respectively.  The terms of the directors in Classes II and III expire at our 2007 and 2008 Annual Meetings of Stockholders, respectively.

In connection with our March 2006 private placement of common stock and warrants, we granted one of the investors in such transaction, MPM BioEquities Adviser, LLC, or MPM, the right to cause a representative or appointee of MPM to be appointed to our Board.  This right will continue until the earlier of March 31, 2008 and such time as MPM holds a number of shares of our common stock that is less than 50% of the number of shares of common stock purchased by MPM in the private placement, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like.  Any such representative of MPM will be (A) a Class II director if such representative is appointed to the Board during 2006; or (B) a member of the class of directors whose term expires at the next annual meeting of our stockholders following his or her appointment if such representative is appointed after December 31, 2006.  Until expiration of this right, during any period when either no representative of MPM is serving as a member of the Board, or a representative who is not affiliated with MPM but is agreed to by MPM is serving on our Board, we have agreed to allow one representative designated by MPM to attend all Board meetings in a nonvoting capacity, with certain exceptions.  To date, MPM has not exercised its right to cause a representative or appointee of MPM to be appointed to our Board.

The two nominees for Class I directors are Arda Minocherhomjee, Ph.D., and Ivor Royston, M.D.  Each of the nominees is currently a director of Favrille.  Neither of the nominees was elected by our stockholders, as both were previously appointed by our Board of Directors prior to our initial public offering to fill a vacancy then existing on the Board.  The original nomination of Dr. Royston was recommended prior to our initial public offering by the former holders of our Series A preferred stock pursuant to a right to board representation formerly contained in our Certificate of Incorporation.  Dr. Minocherhomjee’s original nomination was recommended prior to our initial public offering by the former holders of our Series C preferred stock pursuant to a right to board representation formerly contained in our Certificate of Incorporation.  These board representation rights terminated upon the completion of our initial public offering in February 2005.

Directors are elected by a plurality of the votes present at the meeting or by proxy and entitled to vote at the meeting.  The two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected.  If no contrary indication is made, shares represented by executed proxies will be voted “For” the election of the two nominees named above or, if either nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors.  Each nominee has agreed to serve as a director if elected, and we have no reason to believe that either nominee will be unable to serve.

We encourage all of our directors and nominees for director to attend our annual meeting of stockholders.  We did not hold an annual meeting of stockholders during the fiscal year ended December 31, 2005.

The following is biographical information as of March 1, 2006 for each nominee for Class I director and each person whose term of office as a Class II or III director will continue after the annual meeting.

Nominees for Election for a Three-Year Term Expiring at the 2009 Annual Meeting

Arda Minocherhomjee, Ph.D., age 52, has served as a member of our Board of Directors since March 2004. He is currently a partner of Chicago Growth Partners. Since 1992, Dr. Minocherhomjee has served in various capacities for William Blair & Company, L.L.C, an affiliate of certain holders of our capital stock, including, most recently, as a Principal. Since September 1998, Dr. Minocherhomjee has also served as a managing member of William Blair Capital Partners, an affiliate of William Blair & Company, L.L.C. He currently serves on the board of directors of CryoCor. Inc., a medical device company, as well as several privately-held pharmaceutical and medical device companies. Dr. Minocherhomjee received a master’s degree in Pharmacology from the University of Toronto and a Ph.D. and an M.B.A. from the University of British Columbia, and was a post-doctoral fellow in Pharmacology at the University of Washington Medical School.

Ivor Royston, M.D., age 60, has served as a member of our Board of Directors since January 2000, and served as our acting Chief Executive Officer from January 2000 to August 2001. He is a co-founder of Forward Ventures, a venture fund affiliated with certain holders of our capital stock. From 1990 to 2000, Dr. Royston served as the founding President and Chief Executive Officer of the non-profit Sidney Kimmel Cancer Center. He remains a member of the Board of Trustees of that organization. In 1986, Dr. Royston co-founded IDEC Pharmaceuticals Corporation (now Biogen Idec), and in 1978 he founded Hybritech, Inc. From 1978 to 1990, Dr. Royston served on the faculty of the medical school and cancer center at the University of California, San Diego. Dr. Royston also serves on the board of directors of CancerVax Corporation, a biotechnology company, Corautus Genetics, Inc., a biopharmaceutical company, and Avalon Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Royston received a bachelor’s degree in Human Biology and an M.D. from The Johns Hopkins University and completed post-doctoral training in internal medicine and medical oncology at Stanford University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE.

Directors Continuing in Office Until the 2007 Annual Meeting

Michael L. Eagle, age 58, has served as a member of our Board of Directors since September 2003. He was Vice President-Manufacturing for Eli Lilly and Company from 1993 to April 2001. Mr. Eagle is a founding member of Barnard Life Sciences and currently serves as a member of the board of directors of a number of privately-held companies.  Mr. Eagle received a bachelor’s degree in Engineering from Kettering University and an M.B.A. from the Krannert School of Management at Purdue University.

Cam L. Garner, age 57, has served as a member of our Board of Directors since December 2000 and as Chairman of our Board of Directors since May 2001, and served as our acting Chief Executive Officer from August 2001 to February 2002. Mr. Garner recently co-founded specialty pharmaceutical companies, Verus Pharmaceuticals, Inc. and Cadence Pharmaceuticals, Inc.  He serves as Chairman and Chief Executive Officer of Verus Pharmaceuticals, Inc. and Chairman of Cadence Pharmaceuticals, Inc.  He was Chief Executive Officer of Dura Pharmaceuticals, Inc. from 1989 to 1995 and its Chairman and Chief Executive Officer from 1995 to 2000. In 1998, Mr. Garner co-founded DJ Pharma, Inc., and he served as its Chairman until 2000, when it was sold to Biovail Corporation. In 2001, he co-founded a specialty pharmaceutical company, Xcel Pharmaceuticals, Inc., which was acquired by Valeant Pharmaceuticals in 2005.  Mr. Garner also serves on the boards of directors of Somaxon Pharmaceuticals, Inc., a specialty pharmaceutical company, and Pharmion Corporation, a pharmaceutical company, as well as a number of privately-held companies. He received a bachelor’s degree in Biology from Virginia Wesleyan and an M.B.A. from Baldwin-Wallace College.

Peter Barton Hutt, age 71, has served as a member of our Board of Directors since November 2003. Mr. Hutt has been a partner or senior counsel specializing in food and drug law in the Washington, D.C. law firm of Covington & Burling since 1968, except when he served as Chief Counsel for the FDA from 1971 to 1975. He is the co-author of a casebook used to teach food and drug law throughout the country and teaches a full course on this subject each year at Harvard Law School. Mr. Hutt currently serves on the board of directors of CV Therapeutics, Inc., a biopharmaceutical company, ISTA Pharmaceuticals, Inc., a specialty pharmaceutical company, Momenta Pharmaceuticals, Inc., a biotechnology company, Xoma, a biotechnology company, Introgen Therapeutics, Inc., a biopharmaceutical company, and privately-held biopharmaceutical companies and on venture capital advisory boards, including Polaris Venture Partners and the Sprout Group. Mr. Hutt received a bachelor’s degree in Economics and Political Science from Yale University, an LL.B. from Harvard Law School and an L.L.M. in Food and Drug Law from New York University Law School.

Directors Continuing in Office Until the 2008 Annual Meeting

Antonio J. Grillo-Lopez, M.D., age 66, has served as a member of our Board of Directors since January 2001. He was Chief Medical Officer and Senior Vice President of Medical and Regulatory Affairs at IDEC Pharmaceuticals Corporation (now Biogen Idec) from 1992 to January 2001. Prior to 1992, Dr. Grillo-Lopez served as Executive Medical Director for International Clinical Research Development at DuPont Merck Pharmaceutical Co. and as Vice President of Clinical Therapeutics and Director of Clinical Oncology Research at Parke-Davis (now

Pfizer). From 1980 to 1990, he was at the University of Michigan, most recently as an Associate Professor of Medicine. Dr. Grillo-Lopez currently serves as a director of Onyx Pharmaceuticals, Inc., a biopharmaceutical company. He received a bachelor’s degree in Natural Sciences from the University of Puerto Rico, College of Natural Sciences, and an M.D. from the University of Puerto Rico School of Medicine.

John P. Longenecker, Ph.D., age 58, has served as a member of our Board of Directors and as our President and Chief Executive Officer since February 2002. From March 1999 to February 2002, he served as President of SkyePharma, Inc. and was a member of the Executive Committee of SkyePharma PLC. In 1992, Dr. Longenecker joined DepoTech Corporation as its Senior Vice President of Research, Development and Operations and then served as its President and Chief Operating Officer from February 1998 to March 1999. From 1982 to 1992, he was at Scios, Inc. (now a Johnson & Johnson subsidiary), and served as its Vice President and Director of Development from 1986 to 1992. Dr. Longenecker received a bachelor’s degree in Chemistry from Purdue University and a Ph.D. in Biochemistry from The Australian National University in Canberra, Australia.

Fred Middleton, age 56, has served as a member of our Board of Directors since May 2002. Since 1987, he has been a General Partner/Managing Director of Sanderling Ventures, a firm specializing in biomedical venture capital, and an affiliate of certain holders of our capital stock. From 1984 through 1986, he was Managing General Partner of Morgan Stanley Ventures, an affiliate of Morgan Stanley & Co. Prior to that, from 1978 to 1984, Mr. Middleton served as Vice President of Finance and Corporate Development, Chief Financial Officer, and President of Genentech Development Corporation for Genentech, Inc. He currently serves as Chairman of the Board of Stereotaxis, Inc., a biotechnology company, and also as a director of several privately-held companies. Mr. Middleton received a bachelor’s degree in Chemistry from the Massachusetts Institute of Technology and an M.B.A. with distinction from Harvard Business School.

Wayne I. Roe, age 55, has served as a member of our Board of Directors since February 2001. He was the founding Chief Executive Officer and Chairman of Covance Health Economics and Outcomes Services, Inc. from 1988 to 1999 and previously served as Vice President for Economic and Health Policy for the Health Industry Manufacturers Association. He currently sits on the boards of directors of Aradigm Corporation, a biopharmaceutical company, ISTA Pharmaceuticals, Inc., a specialty pharmaceutical company, and a number of privately-held companies. Mr. Roe also serves on the executive committee of the Maryland Angels Fund. Mr. Roe received a bachelor’s degree in Economics from Union College and an M.A. in Economics from the University of Maryland.

Independence of the Board of Directors and its Committees

As required under Nasdaq Stock Market listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board.  Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and Favrille, our senior management and our independent auditors, our Board of Directors has affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Dr. Longenecker, our Chief Executive Officer and President.  In making this determination, our Board found that none of the directors or nominees for director have a material or other disqualifying relationship with Favrille.

As required under applicable Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.  All of the committees of our Board of Directors are composed entirely of directors determined by the Board to be independent within the meaning of the applicable Nasdaq listing standards.

Information Regarding the Board of Directors and its Committees

Our Board of Directors has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.  The following is membership and meeting information for each of these committees during the fiscal year ended December 31, 2005.

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Michael L. Eagle	X
Cam L. Garner			X	*
Peter Barton Hutt					X	*
Douglas E. Kelly, M.D.(1)			X
Fred Middleton	X	*
Arda Minocherhomjee, Ph.D.	X				X
Wayne I. Roe					X
Ivor Royston, M.D.			X

Total meetings in fiscal year 2005	5		2		3

*           Committee Chairperson

(1)    Dr. Kelly served as a member of the Compensation Committee during 2005 and until March 2006, at which time Mr. Roe replaced Dr. Kelly on such committee.

Below is a description of each committee of our Board of Directors.  Our Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to Favrille.

Audit Committee

The Audit Committee operates pursuant to a written charter that is available on our website at http://www.favrille.com and is attached as Appendix A to this proxy statement.  The functions of the Audit Committee include, among other things:

•                  evaluating the performance and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•                  reviewing and pre-approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•                  reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent auditors and management;

•                  reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy and effectiveness of our financial controls; and

•                  establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters.

Three directors comprise our Audit Committee:  Messrs. Middleton and Eagle and Dr. Minocherhomjee. Mr. Middleton is the Chairman of the Audit Committee. The Audit Committee met five times during fiscal year 2005.  Our Board of Directors has determined that Mr. Middleton qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission, or SEC, rules.  The Board made a qualitative assessment of Mr. Middleton’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer.

Compensation Committee

The Compensation Committee operates pursuant to a written charter that is available on our website at http://www.favrille.com.  The functions of the Compensation Committee include, among other things:

•                  recommending to our Board of Directors the compensation and other terms of employment of our Chief Executive Officer;

•                  determining the compensation and other terms of employment of our executive officers (other than our Chief Executive Officer);

•                  reviewing and approving corporate performance goals and objectives relevant to the compensation of our executive officers (including the Chief Executive Officer);

•                  recommending to our Board of Directors the type and amount of compensation to be paid or awarded to Board members;

•                  evaluating, recommending to our Board of Directors and in some cases determining the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification or termination of existing plans and programs;

•                  establishing policies with respect to equity compensation arrangements;

•                  reviewing and approving the terms of any employment agreements, severance arrangements, change-in-control protections and any other compensatory arrangements for our executive officers (other than our Chief Executive Officer); and

•                  recommending to our Board of Directors the terms of any employment agreements, severance arrangements, change-in-control protections and any other compensatory arrangements for our Chief Executive Officer.

Three directors comprise our Compensation Committee.  During 2005 and until March 2006, the members of the Compensation Committee were Mr. Garner and Drs. Kelly and Royston.  In March 2006, Mr. Roe was appointed to the Compensation Committee, replacing Dr. Kelly.  Mr. Garner is the Chairman of the Compensation Committee. The Compensation Committee met two times during fiscal year 2005.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee operates pursuant to a written charter that is available on our website at http://www.favrille.com.  The functions of the Nominating and Corporate Governance Committee include, among other things:

•                  evaluating director performance on our Board of Directors and applicable committees of the Board and determining whether continued service on the Board is appropriate;

•                  identifying, reviewing, evaluating and considering individuals for membership on our Board of Directors;

•                  evaluating nominations by stockholders of candidates for election to our Board of Directors;

•                  developing and reviewing a set of corporate governance policies and principles, including a code of ethics, and recommending changes to such policies and principals; and

•                  considering questions of possible conflicts of interest of directors as such questions arise.

Three directors comprise our Nominating and Corporate Governance Committee:  Messrs. Hutt and Roe and Dr. Minocherhomjee.  Mr. Hutt is the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met three times during fiscal year 2005.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics.  The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-

term interests of our stockholders.  However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.

Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of our stockholders.  In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and Favrille, to maintain a balance of knowledge, experience and capability.  In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any other relevant considerations.  In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.  The Nominating and Corporate Governance Committee then uses its and the Board of Directors’ networks of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.  The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors.  The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.  To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders.  The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder.  Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board at an annual meeting of stockholders must do so by delivering, no sooner than 120 days and no later than 90 days prior to the anniversary date of the mailing of the proxy statement for our last annual meeting of stockholders, a written recommendation to the Nominating and Corporate Governance Committee at the following address:  10445 Pacific Center Court,, San Diego, California 92121.  Each submission must set forth: the name and address of the stockholder on whose behalf the submission is made; the number of our shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director.  Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Meetings of the Board of Directors and Board and Committee Member Attendance

Our Board of Directors met seven times during the last fiscal year.  Each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which he served, held during the period for which he was a director or a committee member.

Stockholder Communications with the Board of Directors

Our Board of Directors has adopted a formal process by which our stockholders may communicate with the Board or individual directors.  Information regarding this process is available on our website at http://www.favrille.com.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees.  The Code of Business Conduct and Ethics is available on our website at http://www.favrille.com.  If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means then required by Nasdaq listing standards or applicable law.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Favrille under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the Audit Committee is to oversee Favrille’s financial reporting processes on behalf of the Board of Directors.  The Audit Committee’s functions are more fully described in its charter, which is attached as Exhibit A to this proxy statement.  Management has the primary responsibility for Favrille’s financial statements and reporting processes, including Favrille’s systems of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Favrille’s audited financial statements as of and for the fiscal year ended December 31, 2005.

The Audit Committee reviewed with Ernst & Young LLP such matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61.  In addition, the Audit Committee discussed with Ernst & Young LLP their independence, and received from Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1.  Finally, the Audit Committee discussed with Ernst & Young LLP, with and without management present, the scope and results of Ernst & Young LLP’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that such audited financial statements be included in Favrille’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.  The Audit Committee also has engaged Ernst & Young LLP as Favrille’s independent auditors for the fiscal year ending December 31, 2006 and is seeking ratification of such selection by the stockholders.

Audit Committee

Fred Middleton, Chairman

Mike Eagle

Arda Minocherhomjee, Ph.D.

PROPOSAL 2

APPROVAL OF AMENDMENT OF OUR 2005 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

On March 23, 2006, our Board of Directors approved an amendment of our 2005 Non-Employee Directors’ Stock Option Plan, or the directors’ plan, subject to approval by our stockholders:

•                  to increase such automatic annual grant to each non-employee director of options to purchase common stock from 8,000 shares to 12,500 shares, commencing on the date of the 2006 Annual Meeting; and

•                  to provide for the additional automatic annual grant of options to purchase common stock in the following amounts to directors serving in the following positions, commencing on the date of the 2006 Annual Meeting:

Chairman of the Board – 10,000 shares

Chairman of the Audit Committee – 7,500 shares

Chairman of the Compensation Committee – 2,500 shares

Chairman of the Nominating and Corporate Governance Committee – 2,500 shares

The full text of the amendment is attached to this proxy statement as Appendix B.  Our Board adopted this amendment in order to ensure that Favrille can attract and retain qualified persons to serve as Chairman of our Board or as members of committees of our Board and to compensate the Chairman and committee members for the time and effort that they must devote to serving in such roles.

Stockholders are requested in this Proposal 2 to approve the directors’ plan, as amended.  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the directors’ plan, as amended.  Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.  Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF OUR 2005 NON-EMPLOYEE
DIRECTORS’ STOCK OPTION PLAN

The essential features of the directors’ plan are outlined below:

General

The directors’ plan provides for the automatic grant of nonstatutory stock options.  Options granted under the directors’ plan are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code.  See “Federal Income Tax Information” for a discussion of the tax treatment of nonstatutory stock options.

Purpose

Our Board adopted the directors’ plan to provide a means by which non-employee directors of Favrille may be given an opportunity to purchase stock in Favrille, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of Favrille.  All of the current directors of Favrille, other than Dr. Longenecker, are eligible to participate in the directors’ plan.

Administration

Our Board administers the directors’ plan.  The Board has the power, which it has not yet exercised, to delegate administration of the directors’ plan to a committee composed of at least one member of the Board.  As used herein with respect to the directors’ plan, the “Board” refers to any committee the Board appoints as well as to the Board itself.

Stock Subject to the Directors’ Plan

An aggregate of 420,000 shares of common stock are reserved for issuance under the directors’ plan.  This amount is increased annually on the first day of each fiscal year through 2014, by 90,000 shares of common stock. However, the Board of Directors has the authority to designate a smaller number of shares by which the authorized number of shares of common stock are increased.  For 2006, the Board of Directors elected not to increase the number of shares of common stock authorized under the directors’ plan.  If options granted under the directors’ plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such options again become available for issuance under the directors’ plan.  If we reacquire unvested stock issued under the directors’ plan, the reacquired stock will again become available for reissuance under the directors’ plan.

Eligibility

The directors’ plan provides that options may be granted only to non-employee directors of Favrille.  A “non-employee director” is defined in the directors’ plan as a director of Favrille who is not otherwise an employee of or consultant to Favrille or any affiliate.

Terms of Options

The following is a description of the terms of options under the directors’ plan.

Automatic Grants.  Pursuant to the terms of the directors’ plan before giving effect to the amendment for which we are soliciting stockholder approval, any person who is a non-employee director on the date of each annual meeting of our stockholders is automatically granted, on the annual meeting date, an option to purchase 8,000 shares of common stock.  If this Proposal 2 is approved by the stockholders, the size of such automatic annual grant, including the automatic annual grant to be made on the date of the 2006 Annual Meeting, will instead be 12,500 shares.  Whether or not this Proposal 2 is approved, the size of an annual grant made to a non-employee director who has served for less than 12 months at the time of the annual meeting will be reduced by 25% for each full quarter prior to the date of grant during which such person did not serve as a non-employee director.  In addition, if our stockholders approve the amendment of the directors’ plan described in Proposal 2 to this proxy statement, the directors’ plan will also provide for the automatic annual grant of options to purchase common stock, on the annual meeting date, commencing with the 2006 Annual Meeting, in the following amounts to directors serving in the following positions:

Chairman of the Board – 10,000 shares

Chairman of the Audit Committee – 7,500 shares

Chairman of the Compensation Committee – 2,500 shares

Chairman of the Nominating and Corporate Governance Committee – 2,500 shares.

Exercise Price; Payment.  The exercise price of options must equal 100% of the fair market value of the stock subject to the option on the date of the grant.  At April 17, 2006, the closing price of our common stock as reported on the Nasdaq National Market System was $6.17 per share.

The exercise price of options granted under the directors’ plan must be paid in cash at the time the option is exercised or, at the discretion of our Board, in common stock previously owned by the optionee, payment pursuant to a net exercise or broker assisted feature, or any other form of legal consideration approved by our Board of Directors or a program developed under Regulation T as promulgated by the Federal Reserve Board.

Repricing.  In the event of a decline in the value of our common stock, the Board has the authority to offer optionholders the opportunity to replace outstanding higher priced options with new lower priced options.

Option Exercise.  Options granted under the directors’ plan become exercisable in cumulative increments, or vest, as set out in the directors’ plan during the optionholder’s service as a director of Favrille and during any subsequent employment of the optionholder by and/or service by the optionholder as a consultant to Favrille or an affiliate (collectively, “service”).  The Board has the power to accelerate the time during which an option may vest or be exercised.  Options granted under the directors’ plan do not permit exercise prior to vesting.  To the extent provided by the terms of an option, Favrille may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by withholding from any compensation paid to the optionholder by Favrille, by causing the optionholder to tender a cash payment, by withholding shares of common stock from the shares of common stock issued or otherwise issuable to the optionholder in connection with the option or by any combination of the foregoing, or via such other method as may be set forth in the option agreement.

Term.  The term of options under the directors’ plan is 10 years.  Options under the directors’ plan terminate three months after termination of the optionholder’s service unless such termination is due to the optionholder’s disability (as defined in the directors’ plan), in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months after such termination; or the optionholder dies before the optionholder’s service has terminated, or within three months after termination of such service, in which case the option may be exercised (to the extent the option was exercisable at the time of the optionholder’s death) within 18 months after the optionholder’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution.  An optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

The option term is not extended in the event that exercise of the option within these periods is prohibited.

Other Provisions.  The option agreement may contain such other terms, provisions and conditions not inconsistent with the directors’ plan as determined by the Board.

Restrictions on Transfer

Options granted under the directors’ plan are not transferable, except:

•                  by will or by the laws of descent and distribution;

•                  with our prior written approval, by instrument to an inter vivos or testamentary trust, in a form accepted by Favrille, in which the option is to be passed to beneficiaries upon the death of the trustor (settlor); or

•                  with the prior written approval of Favrille, by gift, in a form accepted by Favrille, to a permitted transferee under Rule 701 of the Securities Act.

Options granted under the directors’ plan may be transferable upon our written consent if, at the time of transfer, a Form S-8 registration statement under the Securities Act is available for the exercise of the option and the subsequent resale of the underlying securities.  In addition, an optionholder may designate a third party who, in the event of the death of the optionholder, will be entitled to exercise the option.

Adjustment Provisions

Transactions not involving receipt of consideration by Favrille, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the type(s), class(es) and number of shares of common stock subject to the directors’ plan and outstanding options.  In that event, the directors’ plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of common stock subject to the directors’ plan, and outstanding options will be adjusted as to the type(s), class(es), number of shares and price per share of common stock subject to such options.

Effect of Certain Corporate Transactions

In the event of a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of Favrille and its subsidiaries, a sale or other disposition of at least 90% of our outstanding securities, a merger, consolidation or similar transaction following which we are not the surviving corporation, or a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately preceding the transaction are converted or exchanged by virtue of the transaction into other property, any surviving or acquiring corporation may continue or assume options outstanding under the directors’ plan or may substitute similar options.  If any surviving or acquiring corporation does not assume such options or substitute similar options, then with respect to options held by participants whose service with Favrille or an affiliate has not terminated, the vesting of such options (and, if applicable, the time during which such options may be exercised) will be accelerated in full and the options will terminate if not exercised (if applicable) at or prior to such effective date.

In the event of a dissolution or liquidation of Favrille, all options outstanding under the directors’ plan will terminate immediately before such dissolution or liquidation.

The form of option agreement under the plan provides that in the event of a change of control of Favrille, as defined below, then the vesting and exercisability of 50% of the then-unvested shares of common stock subject to options outstanding under the directors’ plan (and last scheduled to vest thereunder) will be accelerated in full, so that the remaining vesting period is shortened by one half.  Any unvested shares of common stock subject to the option after such acceleration will continue to vest at the same rate (and in the same amounts) as prior to such acceleration.  In addition, in the event of a change in control and if, within 24 months after the effective date of such change in control, the optionee’s service with Favrille terminates due to an involuntary termination thereof by Favrille (not including death or disability) without cause (as defined in the directors’ plan), then the vesting and exercisability of the shares subject to the option that remain unvested as of the date of termination of such service will be accelerated in full.  For purposes of the provisions described in this paragraph, a change of control means any of the following:

•                  sale of all or substantially all of our assets, a merger or consolidation in which we are not the surviving entity and in which the holders of our outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% of the voting power of the surviving entity or its parent,

•                  a reverse merger in which we are the surviving entity but the shares of our common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property and in which the holders of Favrille’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% of the voting power of Favrille or its parent entity immediately after such transaction,

•                  an acquisition by any person, entity or group of the beneficial ownership of securities of Favrille representing at least 50% of the combined voting power entitled to vote in the election of directors.

However, the provisions described in this paragraph will not apply to a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of Favrille.

The acceleration of an option in the event of a corporate transaction or a change in control event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Favrille.

Duration, Amendment and Termination

The Board may suspend or terminate the directors’ plan without stockholder approval or ratification at any time or from time to time.

Subject to any limitations under applicable law, our Board, at any time and from time to time, may amend the directors’ plan, but no amendment shall be effective unless approved by our stockholders if stockholder approval is necessary to satisfy applicable law.  The Board may submit any amendment to the directors’ plan for stockholder approval.

Federal Income Tax Information

Nonstatutory stock options granted under the directors’ plan generally have the following federal income tax consequences.

There are no tax consequences to the optionholder or Favrille by reason of the grant of a nonstatutory stock option.  Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the option exercise price.  If the optionholder becomes an employee, Favrille is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized.  Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, Favrille will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock).  Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.  Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

New Plan Benefits

The following table presents certain information with respect to options granted under the directors’ plan as of March 15, 2006 to all non-employee directors as a group.

NEW PLAN BENEFITS

2005 Non-Employee Directors’ Stock Option Plan

Name and Position	Number of Options
All non-employee directors as a group	None

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2005.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,682,237	$2.50	379,799
Equity compensation plans not approved by security holders	—	—	—
Total	1,682,237	$2.50	379,799

None of Favrille’s equity compensation plans that were in effect as of December 31, 2005 were adopted without the approval of Favrille’s security holders.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has engaged Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2006 and is seeking ratification of such selection by our stockholders at the annual meeting.  Ernst & Young LLP has audited our financial statements since the year 2000.  Representatives of Ernst & Young LLP are expected to be present at the annual meeting.  They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent auditors.  However, the Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice.  If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Favrille and our stockholders.

The affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP.  Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.  Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for fiscal years ended December 31, 2005 and 2004, by Ernst & Young LLP (Ernst & Young), Independent Registered Public Accounting Firm.

	Fiscal Year Ended
	(in thousands)
	2005	2004
Audit of financial statements	$89	$69
Timely quarterly reviews	35	7
SEC filings, including comfort letters, consents and comment letters	147	421
Accounting consultations on matters addressed during the audit or interim reviews	25	1
Total Audit Fees	296	498
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$296	$498

All fees described above were approved by the Audit Committee.

During the fiscal year ended December 31, 2005, none of the total hours expended on our financial audit by Ernst & Young were provided by persons other than Ernst & Young’s full-time permanent employees.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a pre-approval policy for auditor services, which allows the Chief Executive Officer and/or the Chief Financial Officer to engage the independent auditor, on a case-by-case basis, to consult with our management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the Securities and Exchange Commission, Financial Accounting Standards Board or other regulatory or standard-setting bodies, provided that no such engagement, on an individual basis, results in fees payable by Favrille in excess of $5,000.  In addition, the Audit Committee periodically obtains from the independent auditor estimates of anticipated fees for services in the defined categories of audit services, audit-related services, and tax services for a specified accounting period and pre-approves services in such categories up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of March 15, 2006 by: (i) each of our directors, (ii) each of our executive officers, (iii) all of our directors and executive officers as a group and (iv) each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock.  The table is based upon information supplied by our officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC.  Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 28,884,546 shares outstanding on March 15, 2006, adjusted as required by rules promulgated by the SEC.  These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities.  In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before May 14, 2006, which is 60 days after March 15, 2006.  These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Alloy Corporate 2000, L.P. and its affiliates (2) 400 Hamilton Avenue, Fourth Floor Palo Alto, CA 94301	4,757,431	16.2%
Federated Kaufman Fund and its affiliates (3) 140 East 45th Street New York, NY 10017	1,796,577	6.1%
Forward Ventures IV L.P. and its affiliates (4) 9393 Towne Centre Drive, Suite 200 San Diego, CA 92121	4,815,589	16.4%
Sanderling Venture Partners V L.P. and its affiliates (5) 400 South El Camino Real, Suite 1200 San Mateo, CA 94402	4,401,762	15.1%
William Blair Capital Partners VII, L.P. and its affiliates (6) 222 West Adams Street Chicago, IL 60606	2,961,657	10.1%
John P. Longenecker, Ph.D. (7)	638,783	2.2%
Alice M. Wei (8)	148,409	*
John F. Bender, Pharm.D. (9)	135,669	*
Daniel P. Gold, Ph.D. (10)	361,248	1.3%
Richard Murawski (11)	141,999	*
Michael L. Eagle (12)	36,104	*
Cam L. Garner (13)	80,363	*
Antonio J. Grillo-Lopez, M.D. (14)	124,702	*
Peter Barton Hutt (15)	36,104	*
Douglas E. Kelly, M.D. (16)	4,826,220	16.4%
Fred Middleton (17)	2,890,487	10.0%
Arda Minocherhomjee, Ph.D. (18)	2,993,946	10.2%
Wayne I. Roe (19)	45,737	*
Ivor Royston, M.D. (20)	4,885,592	16.7%
All directors and executive officers as a group (17 persons) (21)	17,618,199	56.5%

*                 Less than one percent.

(1)                Except as otherwise noted above, the address for each person or entity listed in the table is c/o Favrille, Inc., 10421 Pacific Center Court, San Diego, California 92121.

(2)                Includes:

(i) 1,689,487 shares owned by Alloy Ventures 2000, L.P. (“Alloy Ventures”);

(ii) 348,350 shares owned by Alloy Investors 2000, L.P. (“Alloy Investors”);

(iii) 203,047 shares owned by Alloy Corporate 2000, L.P. (“Alloy Corporate”);

(iv) 86,590 shares owned by Alloy Partners 2000, L.P. (“Alloy Partners”);

(v) 505,052 shares owned by Alloy Annex I, L.P. (“Alloy Annex”);

(vi) 1,425,856 shares owned by Alloy Ventures 2005, L.P. (“Alloy 2005”); and

(vii) 499,049 shares issuable upon exercise of warrants owned by Alloy 2005.

Alloy Ventures 2000, LLC, the general partner of Alloy Ventures, Alloy Investors, Alloy Corporate and Alloy Partners, may be deemed to have sole power to vote the shares held by such entities and Craig Taylor, Douglas E. Kelly, John F. Shoch, Tony Di Bona and J. Leighton Read, the managing members of Alloy Ventures 2000, LLC, may be deemed to have shared power to vote these shares. Alloy Annex I, LLC, the general partner of Alloy Annex may be deemed to have sole voting power to vote the shares held by Alloy Annex and Craig Taylor, Douglas E. Kelly, John F. Shoch, Tony Di Bona, Daniel I. Rubin and J. Leighton Read, the managing members of Alloy Annex I, LLC, may be deemed to have shared power to vote these shares.  Alloy Ventures 2005, LLC, the general partner of Alloy 2005 may be deemed to have sole voting power to vote the shares held by Alloy 2005 and Craig Taylor, Douglas E. Kelly, John F. Shoch, Tony Di Bona, Michael Hunkapiller, Ammar Hanafi, Daniel I. Rubin and J. Leighton Read, the managing members of Alloy Ventures 2005, LLC, may be deemed to have shared power to vote these shares. Douglas E. Kelly is one of our directors.

 (3)             Includes:

(i) 1,317,490 shares owned by Federated Kaufman Fund, a portfolio of Federated Equity Funds;

(ii) 461,121 shares issuable upon exercise of warrants owned by Federated Kaufman Fund, a portfolio of Federated Equity Funds;

(iii) 13,308 shares owned by Federated Kaufman Fund II, a portfolio of Federated Insurance Series; and

(iv) 4,658 shares issuable upon exercise of warrants owned by Federated Kaufman Fund II, a portfolio of Federated Insurance Series.

(4)                Includes:

(i) 2,578,372 shares owned by Forward Ventures IV L.P.;

(ii) 368,039 shares issuable upon exercise of warrants owned by Forward Ventures IV L.P.;

(iii) 378,713 shares owned by Forward Ventures III Institutional Partners L.P.;

(iv) 100,001 shares owned by Forward Ventures III L.P.;

(v) 218,580 shares owned by Forward Ventures IV B L.P.; and

(vi) 31,200 shares issuable upon exercise of warrants owned by Forward Ventures IV B L.P.

Does not include common stock beneficially owned by the following individuals in the amounts indicated: (i) Ivor Royston, M.D., one of our directors and a managing member of the general partner of these limited partnerships, 57,170 shares as described in footnote (19) below; and (ii) Standish Fleming, a managing member of the general partner of these limited partnerships, 12,048 shares.

(5)                Includes:

(i) 687,658 shares owned by Sanderling Venture Partners V Co-Investment Fund L.P.;

(ii) 993,357 shares owned by Sanderling Venture Partners V, L.P.;

(iii) 4,599 shares issuable upon exercise of warrants owned by Sanderling Venture Partners V, L.P.;

(iv) 187,650 shares owned by Sanderling V Beteiligungs GmbH & Co. KG;

(v) 406 shares issuable upon exercise of warrants owned by Sanderling V Beteiligungs GmbH & Co. KG;

(vi) 243,319 shares owned by Sanderling V Biomedical, L.P.;

(vii) 1,127 shares issuable upon exercise of warrants owned by Sanderling V Biomedical, L.P.;

(viii) 210,889 shares owned by Sanderling V Limited Partnership;

(ix) 455 shares issuable upon exercise of warrants owned by Sanderling V Limited Partnership;

(x) 37,605 shares owned by Sanderling V Ventures Management;

(xi) 66 shares issuable upon exercise of warrants owned by Sanderling V Ventures Management;

(xii) 416,903 shares owned by Sanderling V Biomedical Co-Investment Fund L.P.

(xiii) 1,263,742 shares owned by Sanderling Venture Partners VI Co-Investment Fund L.P.;

(xiv) 293,810 shares issuable upon exercise of warrants owned by Sanderling Venture Partners VI Co-Investment Fund L.P.;

(xv) 19,357 shares owned by Sanderling VI Limited Partnership;

(xvi) 6,775 shares issuable upon exercise of warrants owned by Sanderling VI Limited Partnership;

(xvii) 16,377 shares owned by Sanderling VI Beteiligungs GmbH & Co., KG;

(xviii) 5,732 shares issuable upon exercise of warrants owned by Sanderling VI Beteiligungs GmbH & Co., KG;

(xix) 8,841 shares owned by Sanderling Ventures Management VI; and

(xx) 3,094 shares issuable upon exercise of warrants owned by Sanderling Ventures Management VI.

(6)                Includes:

(i) 2,550,620 shares owned by William Blair Capital Partners VII QP, L.P.;

(ii) 301,132 shares issuable upon exercise of warrants owned by William Blair Capital Partners VII, QP L.P.;

(iii) 98,300 shares owned by William Blair Capital Partners VII, L.P.; and

(iv) 11,605 shares issuable upon exercise of warrants owned by William Blair Capital Partners VII, L.P.

(7)                Includes options to purchase 453,723 shares of common stock. Of these 638,783 shares, 307,959 were unvested as of March 15, 2006.

(8)                Includes options to purchase 10,149 shares of common stock.  Of these 148,409 shares, 78,867 were unvested as of March 15, 2006.

(9)                Includes options to purchase 9,931 shares of common stock. Of these 135,669 shares, 63,347 were unvested as of March 15, 2006.

(10)          Includes options to purchase 60,341 shares of common stock. Of these 361,248 shares, 111,933 were unvested as of March 15, 2006.  Also includes 19,276 shares over which Dr. Gold and his spouse hold shared voting and investment control with respect to the Gold 2004 Children’s Trust.

(11)          Includes options to purchase 46,824 shares of common stock. Of these 141,999 shares, 66,324 were unvested as of March 15, 2006.

(12)          Includes options to purchase 8,000 shares of common stock. Of these 36,104 shares, 5,856 were unvested as of March 15, 2006.

(13)          Includes options to purchase 8,000 shares of common stock. Of these 80,363 shares, 290 were unvested as of March 15, 2006.

(14)          Includes options to purchase 31,016 shares of common stock. Of these 124,702 shares, 290 were unvested as of March 15, 2006.

(15)          Includes options to purchase 36,104 shares of common stock. Of these 36,104 shares, 6,464 were unvested as of March 15, 2006.

(16)          Includes the shares referred to in footnote (2) above.  Alloy Ventures 2000, LLC is the general partner of Alloy Corporate 2000, L.P., Alloy Investors 2000, L.P., Alloy Partners 2000, L.P. and Alloy Ventures 2000, L.P. Dr. Kelly is a Managing Member of Alloy Ventures 2000, LLC and Alloy Ventures 2005, LLC.  Dr. Kelly disclaims any beneficial ownership of the shares owned by these entities except to the extent of his proportionate interest in Alloy Ventures 2000, LLC and Alloy Ventures 2005, LLC. Also includes options to purchase 32,289 shares of common stock.

(17)          Includes 16,635 shares of common stock issuable upon exercise of warrants and options to purchase 32,289 shares of common stock, 7,422 of which were unvested as of March 15, 2006.  Includes the shares of common stock and common stock issuable upon exercise of warrants held by the entities described in footnote (5) in items (i) through (xii). These amounts do not include the shares of common stock held by the entities and individuals described in footnotes (5) in items (xiii) through (xx) and the items to which they relate. Mr. Middleton is one of our directors and is a managing director of Middleton, McNeil, Mills & Associates VI, LLC, which is the general partner of Sanderling Venture Partners VI Co-Investment Fund, L.P., Sanderling VI Limited Partnership, and Sanderling VI Beteiligungs GmbH & Co., KG., and is also a general partner of each of the other identified limited partnerships as well as a beneficial owner of Sanderling V Ventures Management.  Mr. Middleton does not individually have control over the investment decisions of these funds and thus disclaims beneficial ownership of shares held by these funds, except to the extent of his pecuniary interest therein.

(18)          Includes the shares referred to in footnote (6) above. Dr. Minocherhomjee disclaims any beneficial ownership of the shares owned by these entities except to the extent of his pecuniary interest in these entities. Also includes options to purchase 32,289 shares of common stock.

(19)          Includes options to purchase 34,099 shares of common stock, 290 of which were unvested as of March 15, 2006.

(20)          Includes the shares referred to in footnote (4) above. Dr. Royston is the managing member of Forward III Associates, LLC, which is the general partner of Forward Ventures III Institutional Partners L.P. and Forward Ventures III L.P. He is also the managing member of Forward IV Associates, LLC, which is the general partner of Forward Ventures IV B L.P. and Forward Ventures IV L.P. Dr. Royston disclaims any beneficial ownership of the shares owned by these entities except to the extent of his pecuniary interest in these entities. Also includes:

(i) options to purchase 32,289 shares of common stock;

(ii) 3,327 shares issuable upon exercise of warrants;

(iii) 9,506 shares of common stock held by Dr. Royston’s spouse; and

(iv) 3,327 shares issuable upon exercise of warrants held by Dr. Royston’s spouse.

(21)          Includes the shares referred to in footnotes (4), (5) and (6) above. Also includes 61,246 shares of common stock and options to purchase 211,410 shares of common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that our directors’ Forms 4 related to their annual stock option grants on March 29, 2005 and our officers’ Forms 4 related to stock option grants on March 29, 2005 were inadvertently filed late.

COMPENSATION OF DIRECTORS

Each of our non-employee directors receives cash compensation in the form of an annual retainer of $16,000, a fee of $2,000 for each non-telephonic meeting of the Board of Directors that he attends in person, and a fee of $1,500 for attendance at each non-telephonic meeting of the Board of Directors in which he participates telephonically and each telephonic meeting of the Board of Directors in which he participates.  In addition, the Chairman of the Board and the chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receive additional annual retainers of $5,000, $4,000, $2,500 and $2,500, respectively.  Each non-employee director serving on a committee also receives a fee of $1,000 for each committee meeting he attends in person or in which he participates telephonically.  We reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our Board of Directors and committees of the Board of Directors.

Each of our non-employee directors also receives stock option grants under our 2005 Non-Employee Directors’ Stock Option Plan, or the directors’ plan.  Only our non-employee directors or an affiliate of such directors (as defined in the Internal Revenue Code) are eligible to receive options under the directors’ plan.  Options granted under the directors’ plan are intended by us not to qualify as incentive stock options under the Internal Revenue Code.

Option grants under the directors’ plan are non-discretionary.  An aggregate of 420,000 shares of our common stock are reserved for issuance under the directors’ plan. This amount will be increased annually on the first day of our fiscal year, from 2006 until 2014, by 90,000 shares of common stock. However, the Board of Directors has the authority to designate a smaller number of shares by which the authorized number of shares of common stock will be increased. The directors’ plan is administered by our Board of Directors.

Any person who for the first time becomes a non-employee director automatically receives an option to purchase 35,000 shares of our common stock upon his or her election.  In addition, before giving effect to the amendment of the directors’ plan described under Proposal 2 above, any person who is a non-employee director on the date of each annual meeting of our stockholders is automatically granted, on the annual meeting date, an option to purchase 8,000 shares of common stock.  If Proposal 2 is approved by the stockholders, the size of such automatic annual grant, including the automatic annual grant to be made on the date of the 2006 Annual Meeting, will instead be 12,500 shares.  Whether or not this Proposal 2 is approved, the size of an annual grant made to a non-employee director who has served for less than 12 months at the time of the annual meeting will be reduced by 25% for each full quarter prior to the date of grant during which such person did not serve as a non-employee director.

In addition, if our stockholders approve the amendment of the directors’ plan described in Proposal 2 to this proxy statement, the directors’ plan will also provide for the automatic annual grant of options to purchase common stock, on the annual meeting date, commencing with the 2006 Annual Meeting, in the following amounts to directors serving in the following positions:

Chairman of the Board – 10,000 shares

Chairman of the Audit Committee – 7,500 shares

Chairman of the Compensation Committee – 2,500 shares

Chairman of the Nominating and Corporate Governance Committee – 2,500 shares.

The exercise price of stock options granted under the directors’ plan is equal to 100% of the fair market value of our common stock on the date of grant.  Unless the terms of an optionholder’s stock option agreement provide for different vesting rates, initial grants under the directors’ plan vest at the rate of 1/36th each month after the date of grant, and annual grants under the directors’ plan vest at the rate of 1/12th each month after the date of grant.  In general, the term of stock options granted under the directors’ plan may not exceed ten years.

Unless the terms of an optionholder’s stock option agreement provide for earlier termination, if an optionholder’s service relationship with us, or any affiliate of ours, ceases due to disability or death, the optionholder, or his or her beneficiary, may exercise any vested options up to 12 months, or 18 months in the event of death, after the date such service relationship ends. If an optionholder’s service relationship with us, or any affiliate of ours, ceases without cause for any reason other than disability or death, the optionholder may exercise any vested options up to three months from cessation of service, unless the terms of the stock option agreement provide for earlier or later termination.

Acceptable consideration for the purchase of common stock issued under the directors’ plan may include cash or check, common stock previously owned by the optionholder, a “net exercise” of an option whereby we reduce the number of shares of our common stock issued upon the exercise of the option by the number of shares that has a fair market value that does not exceed the aggregate exercise price of the option, or a program developed under Regulation T as promulgated by the Federal Reserve Board.  Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution. An optionholder may transfer an option with our written consent provided a Form S-8 registration statement is available for the exercise of the option and the subsequent resale of the shares. However, an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

In the event of certain corporate transactions, any or all outstanding options under the directors’ plan may be assumed or substituted for by any surviving entity.  If the surviving entity elects not to assume or substitute for all such options, the vesting provisions of the options not assumed or substituted for and held by participants whose continuous service has not terminated will be accelerated and such options will be terminated if not exercised prior to the effective date of the corporate transaction.  In the event of a change in our control, the vesting provisions of all outstanding options under the directors’ plan will be accelerated and such options will be terminated if not exercised prior to 12 months after the effective date of the change in our control.

In addition, all of our directors are eligible to participate in our Amended and Restated 2001 Equity Incentive Plan and our employee directors are eligible to participate in our 2005 Employee Stock Purchase Plan.

Under the Amended and Restated 2001 Equity Incentive Plan, during the fiscal year ended December 31, 2005, we granted options to purchase an aggregate of 72,000 shares at an exercise price of $5.50 per share to our non-employee directors.  As of March 15, 2006, no stock options had been granted under the directors’ plan, and none of the stock options granted to our non-employee directors during 2005 under the Amended and Restated 2001 Equity Incentive Plan had been exercised.

The following table provides information for fiscal 2005 compensation for non-employee directors who served during fiscal 2005.

Non-Employee Director Compensation Table for Fiscal 2005

				Option Grants
Name	Cash Retainer	Additional Meeting Fees	Committee Chair Fees	Date	Shares Granted	Fair Market Value (at grant)
Michael L. Eagle	$16,000	$11,500	$0	3/29/05	8,000	$44,008
Cam L. Garner	$16,000	$6,500	$1,875	3/29/05	8,000	$44,008
Antonio J. Grillo-Lopez, M.D.	$16,000	$6,000	$0	3/29/05	8,000	$44,008
Peter Barton Hutt	$16,000	$8,000	$0	3/29/05	8,000	$44,008
Douglas E. Kelly, M.D.	$16,000	$9,500	$0	3/29/05	8,000	$44,008
Fred Middleton	$16,000	$10,000	$1,875	3/29/05	8,000	$44,008
Arda Minocherhomjee, Ph.D.	$16,000	$15,500	$0	3/29/05	8,000	$44,008
Wayne I. Roe	$16,000	$6,500	$0	3/29/05	8,000	$44,008
Ivor Royston, M.D.	$16,000	$8,500	$0	3/29/05	8,000	$44,008

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

The following table shows, for the fiscal years ended December 31, 2003, 2004 and 2005, the compensation awarded or paid to, or earned by, our Chief Executive Officer and each of our four other most highly compensated executive officers at December 31, 2005. We refer to our Chief Executive Officer and these other executive officers as our “Named Executive Officers”.

Summary Compensation Table

					Long-term Compensation
		Annual Compensation			Securities Underlying	All Other
Name and Principal Position(s)		Salary	Bonus		Options	Compensation(1)
John P. Longenecker, Ph.D	2005	$369,650	$—		168,445	$—
President and Chief Executive	2004	345,830	—		363,783	—
Officer	2003	313,420	25,000	(2)	44,319	—
Alice M. Wei	2005	250,650	—		31,305	—
Vice President of Regulatory	2004	239,330	—		81,252	—
Affairs and Quality	2003	225,987	—		35,545	—
John F. Bender, Pharm.D.	2005	250,650	—		31,623	—
Vice President of Clinical	2004	236,765	30,000	(3)	67,827	—
Research	2003	221,420	30,000	(3)	25,544	—
Daniel P. Gold, Ph.D.	2005	250,650	—		30,193	—
Chief Scientific Officer	2004	231,204	—		167,825	—
	2003	210,800	—		29,102	—
Richard Murawski	2005	240,175	—		28,922	—
Senior Vice President of	2004	230,951	—		71,183	—
Operations	2003	222,191	—		19,610	—

(1)   In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits which are available generally to all of our salaried employees and certain perquisites and other personal benefits received by a named executive officer which do not exceed the lesser of $50,000 or 10% of that officer’s salary and bonus disclosed in this table.

(2)   Amount represents a bonus earned upon the closing of the Company’s Series B financing.

(3)   On June 20, 2001, in connection with a relocation package, we loaned $90,000 to Dr. John Bender, our Vice President of Clinical Research, in exchange for a promissory note which was secured by a deed of trust on Dr. Bender’s personal residence.  The loan was interest-free and payable in three annual payments of $30,000 each and expired June 20, 2004.  Compensation amounts represent annual bonuses, which were used to make the annual payments on Dr. Bender’s loan.

Stock Option Grants And Exercises

We grant options to our executive officers under our Amended and Restated 2001 Equity Incentive Plan, or 2001 Plan.  As of March 15, 2006, options to purchase a total of 1,817,511 shares were outstanding under the 2001 Plan and options to purchase 840,804 shares remained available for grant under the 2001 Plan.  Option grants under the 2001 Plan generally vest annually over four years, with 25% of the options vesting after one year and the remainder vesting ratably thereafter on a monthly basis.

The following table sets forth information concerning stock option grants made to each of the Named Executive Officers during the fiscal year ended December 31, 2005. All of the option grants generally vest annually over four years, with 25% of the options vesting after one year and the remainder vesting ratably thereafter on a monthly basis.  The potential realizable value is calculated based on the term of the option at the time of its grant, which is ten years, and a stock price on the date of grant of $5.50.  This value is based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the options were granted until their expiration date.  These numbers are calculated based on the requirements of the SEC and do not reflect our estimate of future stock price growth.  Actual gains, if any, on stock option exercises will depend on the price of our common stock on the date on which the options are ultimately exercised.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of Securities Underlying Options	% of Total Options Granted to Employees in	Exercise Or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Granted (#)	Fiscal Year (1)	($/Sh)	Date	5% ($)	10% ($)

John P. Longenecker, Ph.D.	168,445	21.3%	$5.50	03/29/2015	$582,638	$1,476,519

Alice M. Wei	31,305	4.0%	$5.50	03/29/2015	$108,282	$274,407

John F. Bender, Pharm.D.	31,623	4.0%	$5.50	03/29/2015	$109,381	$277,194

Daniel P. Gold, Ph.D.	30,193	3.8%	$5.50	03/29/2015	$104,435	$264,659

Richard Murawski	28,922	3.7%	$5.50	03/29/2015	$100,039	$253,518

(1)     Based on 791,781 options granted during the fiscal year ended December 31, 2005 under the 2001 Plan, including grants to executive officers.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information regarding the number of shares of common stock subject to exercisable and unexercisable stock options held as of December 31, 2005 by each of the Named Executive Officers.  Options listed in the table that were granted prior to our initial public offering permit early exercise of unvested shares, in which case those unvested shares are subject to repurchase by us.

	Shares Acquired		Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (1)
Name	on Exercise (#)	Value Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
John P. Longenecker, Ph.D.	—	—	408,102	168,445	$1,395,071	—

Alice M. Wei	—	—	1,670	31,305	$5,554	—

John F. Bender, Pharm.D.	—	—	1,367	31,623	$4,538	—

Daniel P. Gold, Ph.D.	—	—	52,163	30,193	$178,018	—

Richard Murawski	—	—	38,991	28,992	$133,205	—

(1)     The value of an unexercised in-the-money option as of December 30, 2005 is equal to the excess of the closing price of our common stock for that day as reported on the Nasdaq ($4.05) over the exercise price for the option, multiplied by the number of shares subject to the option, without taking into account any taxes that may be payable in connection with the transaction.

Employment, Severance and Change of Control Agreements

Employment Agreement with Dr. Longenecker

In February 2002, we entered into an employment agreement with Dr. Longenecker, our President and Chief Executive Officer, which was subsequently amended and restated in January 2005. The employment agreement sets forth Dr. Longenecker’s initial base salary of $345,830, which is subject to adjustment upon annual review. The agreement entitles Dr. Longenecker to receive medical benefits and participate in our 401(k) program, as well as any executive benefit plan adopted by us.

Pursuant to the agreement, Dr. Longenecker was awarded a bonus of $25,000 for the fiscal year ended December 31, 2002 and was granted an option to purchase 185,060 shares of our common stock under our 2001 plan at an exercise price of approximately $0.52 per share, the fair market value of our common stock on the grant date. The option vests over four years, with 25% of the options vesting after one year and the remainder vesting ratably thereafter on a monthly basis. He also received $25,000 upon the initial closing of our Series B preferred stock financing in April 2002. The agreement further provided Dr. Longenecker with the right to receive additional options to purchase shares of our common stock in the amount necessary for him to hold at least three percent of our outstanding voting stock. This right terminated immediately prior to the closing of our initial public offering.

Dr. Longenecker is an “at will” employee, and we can terminate his employment at any time, with or without cause. Similarly, Dr. Longenecker may terminate his employment with us at any time. Under the agreement, if we terminate his employment other than for cause, he shall be entitled to 12 months salary and benefits and that portion of his stock options which would have vested if he had remained employed for an additional 12 months will immediately vest on the date of termination, provided he executes a waiver and general release in favor of us.

For purposes of Dr. Longenecker’s employment agreement, termination for “cause” generally means his termination by us as a result of his conviction of a felony or a crime involving fraud or dishonesty, his commission of an act of fraud or dishonesty upon us, conduct by him demonstrating gross unfitness to serve, his violation of any fiduciary duty or any duty of loyalty owed to us, a material breach by him of any material contract between Dr. Longenecker and us or one of our affiliates, or his violation of a material company policy.

Other Employment Agreements

We have also entered into employment agreements with Tamara A. Seymour, Alice M. Wei, Richard Murawski, John F. Bender, Pharm.D., David L. Guy and Daniel P. Gold, Ph.D. These employment agreements set forth the executives’ base salaries and annual cash bonus eligibility. The initial base salaries of the executives called for by these employment agreements are as follows: Tamara A. Seymour ($210,000), Alice M. Wei ($239,330), Richard Murawski ($230,951), John F. Bender, Pharm.D. ($236,765), David L. Guy ($250,000) and Daniel P. Gold, Ph.D. ($231,204). The salaries are subject to adjustment upon annual review. Pursuant to the employment agreements, the executives are entitled to receive medical benefits and participate in our 401(k) program, as well as any executive benefit plan adopted by us.

Each of the executives is an “at will” employee, and we can terminate their employment at any time, with or without cause. Similarly, each executive may terminate his or her employment with us at any time. Under the agreements, if we terminate an executive’s employment other than for cause, he or she shall be entitled to nine months’ salary and benefits and that portion of the stock options which would have vested if he or she had remained employed for an additional nine months will immediately vest on the date of termination, provided the executive executes a waiver and general release in favor of us.

For purposes of these employment agreements, termination for “cause” generally means the executive’s termination by us as a result of the executive’s conviction of a felony or a crime involving fraud or dishonesty, the executive’s commission of an act of fraud or dishonesty upon us, conduct by the executive demonstrating gross unfitness to serve, the executive’s violation of any fiduciary duty or any duty of loyalty owed to us, a material breach by the executive of any material contract between him or her and us or one of our affiliates, or the executive’s violation of a material company policy.

In March 2006, we entered into an amendment of Alice Wei’s employment agreement under which we have agreed that she will provide services at a targeted rate of 80% effort level and her salary will be adjusted on a pro-rata basis.

Merit Cash Bonus Program

In March 2006, the Board approved a merit cash bonus program for our executive officers. The bonus program is effective January 1, 2006 and will be applied annually at the beginning of each calendar year.  Our Chief

Executive Officer and other executive officers are eligible to receive cash bonuses under the bonus program.  Any such bonuses will be awarded in March of each year for the preceding year’s performance and will be allocated as follows:

(i)    The Company’s Chief Executive Officer would be eligible to receive a cash bonus in an amount of up to 40% of his base salary; and

(ii)   Each other executive officer would be eligible to receive a cash bonus in an amount of up to 30% of his or her base salary.

                The amount of each such bonus awarded will be based on achievement of predetermined objectives established for the preceding year, as approved by the Compensation Committee during the annual review process. Such objectives will be derived from corporate objectives and individual/departmental objectives that will be approved by the Board. The Board (or Compensation Committee, as applicable) will determine the amount of such bonus as follows:

(a)   The amount of the Chief Executive Officer’s bonus will be based entirely on achievement of corporate objectives; and

(b)   The amount of each other executive officer’s bonus will be based 60% on corporate objectives and 40% on individual/departmental objectives.

Executive officers hired by the Company prior to October 1st of the year under review will be eligible for the cash bonus prorated based on the number of months employed.

The Board (or the Compensation Committee, as applicable) will also have the authority to determine that no bonus will be awarded to a particular executive officer or to any of the executive officers in any year.

Pension and Long-Term Incentive Plans

We have no pension plans or long-term incentive plans.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Favrille under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Introduction

The primary purpose of the Compensation Committee is to act on behalf of Favrille’s Board of Directors in overseeing Favrille’s compensation policies, plans and programs and determining the compensation to be paid to executive officers.  The Compensation Committee’s functions are more fully described in its charter, which is available on Favrille’s website at http://www.favrille.com.

The purpose of this report is to summarize the Compensation Committee’s philosophy regarding executive compensation, explain the elements of Favrille’s executive compensation structure, and describe the basis upon which the Compensation Committee determined the compensation of the Chief Executive Officer for the fiscal year ended December 31, 2005.

Compensation Philosophy

The Compensation Committee believes that a well-designed compensation program for the executive officers should:

•      align the goals of Favrille’s executive officers with the goals of its stockholders by creating and enhancing stockholder value through the accomplishment of corporate performance goals and by providing executive officers with long-term incentives through equity ownership;

•      recognize individual initiative, effort and achievement;

•      provide total compensation that enables Favrille to compete with companies in the biopharmaceutical and biotechnology industries, in order to attract and retain high-caliber candidates on a long-term basis; and

•      align compensation with Favrille’s short-term and long-term corporate objectives and strategy, focusing executive officer behavior on the fulfillment of those objectives.

Elements of Executive Compensation

Currently, Favrille’s compensation structure for executive officers consists of a combination of base salary, performance bonuses and long-term incentives (typically, stock option awards).  Executive officers are also entitled to participate in benefit plans generally available to employees.

Base Salary. As a general matter, the Compensation Committee establishes an initial base salary for each executive officer through negotiation at the time the executive officer is hired, taking into account the executive officer’s qualifications, experience, prior base salary and independent compensation survey data for comparable companies.  The Compensation Committee makes periodic adjustments to each executive officer’s base salary based upon an evaluation of independent compensation survey data for comparable companies as well as the executive officer’s individual performance against pre-established objectives.  For 2006 base salaries and option grants, as well as discretionary performance bonuses paid in March 2006, the Compensation Committee engaged Setren and Smallberg, an independent compensation consulting firm, to compile executive compensation survey data that includes an industry subset of companies generally considered to be comparable to our company.  The survey data included a review and analysis of the Radford Survey, which includes over 500 national biotech and pharmaceutical companies, as well as an analysis of several publicly-held biotechnology companies that are considered comparable to our company in terms of i) industry sector, ii) history as a public company, and iii) size determined by number of employees.. Although the Compensation Committee does not use a specific formula to set pay in relation to this market data, it generally targets executive officer base salaries at or above the median of the salary ranges identified in the compensation survey data.

Performance Bonuses.  From inception of the Company through December 31, 2005, no performance bonuses were paid to our executive officers. Effective for fiscal year 2006, the Compensation Committee adopted a merit cash bonus program for executive officers under which it may award performance bonuses to motivate and reward executive officers based upon their achievement of individual performance goals, as well as achievement of corporate performance goals.  Under this program, the Chief Executive Officer is eligible to receive a cash bonus in an amount of up to 40% of his base salary, and amount of the Chief Executive Officer’s bonus will be based entirely on achievement of corporate objectives.  Each executive officer, other than the Chief Executive Officer, is eligible to receive a cash bonus in an amount of up to 30% of his or her base salary, and the amount of each such executive officer’s bonus will be based 60% on corporate objectives and 40% on individual/departmental objectives.  Individual performance goals vary with an executive officer’s responsibilities and are based on individual objectives.  Corporate performance goals are set annually and reflect high priority company-wide objectives.  The Compensation Committee generally targets bonus amounts at the median of the ranges identified in the compensation survey data referred to above. The Compensation Committee believes using corporate performance goals to determine performance bonuses establishes a direct link between executive officer compensation and Favrille’s financial performance.

Long-Term Incentives.  Favrille’s long-term incentives are primarily in the form of stock option grants.  The objective of these grants is to emphasize long-term performance and the creation of stockholder value.  As the exercise price per share of options granted to executive officers is generally equal to the fair market value of Favrille’s common stock on the date of grant, the options will only produce value if the price of Favrille’s stock appreciates, thereby directly linking the interests of the executive officers with those of stockholders.  In determining the amount of stock options granted to an executive officer, the Compensation Committee evaluates not only the independent compensation survey data for comparable companies referred to above and individual performance against pre-established objectives, but also the size and terms of equity awards previously made to the executive officer.  For 2006 option grants, the Compensation Committee engaged Setren and Smallberg, an independent compensation consulting firm, to compile stock option grant survey data that includes a cross-industry subset of companies generally considered to be comparable to our company, and to make recommendations for particular stock option grants.  The Compensation Committee generally targets executive officer stock option grants that maintain each executive’s overall stock option position in Favrille at or above the median of the ranges identified in the compensation survey data referred to above.

Chief Executive Officer Compensation

The base salary of John P. Longenecker, Ph.D., Favrille’s Chief Executive Officer, was $369,650 for the fiscal year ended December 31, 2005, an increase of $23,820 from his base salary for the prior year.  Dr. Longenecker also received options to purchase 168,445 shares of common stock during the fiscal year ended December 31, 2005 with exercise prices equal to the then-current market value of the common stock.

The Compensation Committee followed the approach described above in establishing Dr. Longenecker’s compensation for 2005 with a significant portion of his compensation depending on the achievement of financial and non-financial performance criteria.  In determining a discretionary performance bonus paid to Dr. Longenecker in March 2006, the Compensation Committee recognized Dr. Longenecker’s efforts in helping us achieve the following corporate objectives:

•      the completion of Favrille’s $41 million initial public offering in February 2005 and $45 million private placement of common stock in March 2006,

•      completion of patient enrollment in its pivotal Phase 3 clinical trial for its lead product candidate, FavId, in just 18 months, and

•      the initiation of the Company’s preparations for commercialization of FavId.

Section 162(m) Compliance

Section 162(m) of the Internal Revenue Code generally prohibits Favrille from deducting any compensation over $1 million per taxable year paid to any of the Named Executive Officers unless such compensation is treated as “performance-based compensation” within the meaning of the Internal Revenue Code.  As the cash compensation paid to each Named Executive Officers is expected to be below $1 million and the Compensation Committee believes that stock options granted under the Incentive Plan to the Named Executive Officers meet the requirements for treatment as performance-based compensation, the Compensation Committee believes that Section 162(m) will not affect the tax deductions available to Favrille with respect to the compensation of its executives.  In determining the form and amount of compensation for Named Executive Officers, the Compensation Committee will continue to consider all elements of the cost of such compensation, including the potential impact of Section 162(m).

Compensation Committee

Cam L. Garner, Chairman

Wayne I. Roe

Ivor Royston, M.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As indicated above, during 2005 and until March 2006, the Compensation Committee consisted of Mr. Garner and Drs. Kelly and Royston, and in March 2006, Mr. Roe was appointed to the Compensation Committee, replacing Dr. Kelly.  Mr. Garner served as our acting Chief Executive Officer from August 2001 to February 2002.  Dr. Royston served as our acting Chief Executive Officer from January 2000 to August 2001.  None of our executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON

The material in this section is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Favrille under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The following graph shows a comparison of the total cumulative returns of an investment of $100 in cash (i) on February 3, 2005, the first trading day following our initial public offering, in our common stock, (ii) on January 31, 2005 in the Nasdaq Composite Index, U.S. Companies and (iii) on January 31, 2005 in the Nasdaq Biotechnology Index, in each case through December 31, 2005.  The comparisons in the graph are required by the SEC and are not intended to forecast or be indicative of the possible future performance of our common stock.  The graph assumes that all dividends have been reinvested (to date, we have not declared any dividends).

COMPARISON OF 11-MONTH TOTAL RETURN

AMONG FAVRILLE, INC.,

THE NASDAQ STOCK MARKET (U.S.) INDEX,

AND THE NASDAQ BIOTECHNOLOGY INDEX

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In February 2005, we completed our initial public offering involving investments by certain persons, or groups of affiliated persons, known by us to beneficially own more than five percent of our common stock.  In addition, in March 2006, we completed a private placement of our common stock and warrants to purchase common stock involving investments by certain persons, or groups of affiliated persons, known by us to beneficially own more than five percent of our common stock.  The following table provides information regarding the number of shares of common stock purchased in our initial public offering and in our March 2006 private placement by these stockholders.  All of such shares were purchased on the same terms as shares sold to other purchasers in the applicable offering.

Purchaser(1)	Common Stock
Directors and Named Executive Officers
Ivor Royston, M.D.(2) (8)	25,666
Doug Kelly	21,500
Fred Middleton(3) (9)	64,164
5% Stockholders
Alloy Corporate 2000, L.P. and its affiliates(4)	2,639,190
Federated Kaufman Fund and its affiliates (5)	1,796,577
Forward Ventures IV L.P. and its affiliates(6)	2,254,208
Sanderling Venture Partners V, L.P. and its affiliates(7)	2,361,963
William Blair Capital Partners VII, L.P. and its affiliates(8)	1,291,988

(1)For additional information regarding these stockholders and their equity holdings, please see “Security Ownership of Certain Beneficial Owners and Management.”

(2) Includes

(i) 3,327 shares issuable upon exercise of warrants;

(ii) 9,506 shares of common stock held by Dr. Royston’s spouse; and

(iii) 3,327 shares issuable upon exercise of warrants held by Dr. Royston’s spouse.

(3) Includes 16,635 shares issuable upon exercise of warrants

(4) Includes 499,049 shares issuable upon exercise of warrants.

(5) Includes 465,779 shares issuable upon exercise of warrants.

(6) Includes 399,239 shares issuable upon exercise of warrants.

(7) Includes 6,653 shares issuable upon exercise of warrants.

(8) Includes 312,737 shares issuable upon exercise of warrants.

(9) Certain entities with whom these directors are affiliated also participated in the initial public offering and the March 2006 private placement, detail of which is provided under the heading “Security Ownership of Certain Beneficial Owners and Management” provided in this definitive Proxy Statement for our June 14, 2006 annual meeting of stockholders.

During the year ended December 31, 2005, we granted options to purchase an aggregate of 616,056 shares of common stock, with exercise prices ranging from $3.50 to $5.50 per share, to our executive officers and directors.

On April 19, 2002, Dr. John Longenecker, our President and Chief Executive Officer and a director, early exercised an option to purchase 185,060 shares of our common stock under our 2001 plan by delivering to us a promissory note in the aggregate principal amount of $96,000. The note bears interest at an annual rate of 6.75%, which is payable annually. The principal amount of the note is due and payable in full on April 19, 2006. The note is secured by the shares of our common stock acquired by Dr. Longenecker pursuant to the early exercise of his option.

In February 2001, April 2003 and April 2005, we entered into consulting agreements with Dr. Antonio Grillo-Lopez, one of our directors.  Under the terms of the consulting agreements, Dr. Grillo-Lopez agreed to provide agreed upon services and receive compensation based upon an hourly rate. The initial term of the consulting agreements are one year but the agreements automatically renew in one year increments unless otherwise terminated by the parties. Dr. Grillo-Lopez is no longer providing services under the February 2001 or April 2003 agreements. During 2005, 2004 and 2003, and the period from January 21, 2000 (inception) to December 31, 2005, we paid Dr. Grillo-Lopez compensation of approximately $6,000, $7,000, $12,000 and $61,000, respectively.

In March 2003, we entered into a consulting agreement with Sanderling Management Company, or Sanderling, for the services of Paul Grayson, one of Sanderling’s directors. Under the agreement, Mr. Grayson agreed to provide us with consulting services related to general business issues, corporate development and potential third party collaborations.  Compensation under the agreement included a fee of $8,500 per month to be paid to Sanderling for performance of services provided by the consultant. In addition, we issued to Mr. Grayson a warrant to purchase of up to 19,277 shares of our common stock. In April 2004, Mr. Grayson exercised options to purchase 9,638 shares. The remaining option expired upon our initial public offering in February 2005. The agreement terminated in 2005.  During 2005, 2004 and 2003, and the period from January 21, 2000 (inception) to December 31, 2005, we paid Sanderling approximately $70,000, $150,000, $93,000 and $313,000 respectively, including reimbursement of ordinary business expenses.

In July 2004 and July 2005, we entered into consulting agreements with West Coast Medical Monitoring, a consulting firm owned by the spouse of Dr. John F. Bender, our Vice President of Clinical Research, to provide agreed upon services to us and receive compensation based upon an hourly rate.  We terminated this consulting relationship in March 2006.  During 2005 and 2004, and the period from January 21, 2000 (inception) to December 31, 2005, we paid this consulting firm approximately $75,000, $19,000 and $94,000, respectively, including reimbursement of ordinary business expenses.

Our bylaws provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law.  Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our amended and restated bylaws permit such indemnification.  We have obtained a policy of directors’ and officers’ liability insurance.

We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as one of our directors, officers or other agents, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other agents) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of broker, banks or other agents with account holders who are stockholders of Favrille will be “householding” our proxy materials.  A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker, bank or other agent that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, bank or other agent, and direct a written request for the separate proxy statement and annual report to 10421 Pacific Center Court, San Diego, California 92121, Attn: Secretary, or contact Pete De Spain at (858) 526-2426.  Stockholders whose shares are held by their broker, bank or other agent as nominee and who currently receive multiple copies of the proxy statement at their address that would like to request “householding” of their communications should contact their broker, bank or other agent.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

John P. Longenecker, Ph.D.

Chief Executive Officer and President

San Diego, California

May 11, 2006

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC is available without charge upon written request to:  Favrille, Inc., Attn: Secretary, 10421 Pacific Center Court, San Diego, California 92121.

APPENDIX A

FAVRILLE, INC.

CHARTER OF THE AUDIT COMMITTEE

PURPOSE AND POLICY

The primary purpose of the Audit Committee (the “Committee”) shall be to act on behalf of the Company’s Board of Directors (the “Board”) in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting and financial reporting processes, the systems of internal accounting and financial controls and audits of financial statements, the quality and integrity of the Company’s financial statements and reports and the qualifications, independence and performance of the firm or firms of certified public accountants engaged as the Company’s independent outside auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services (the “Auditors”).  The Committee shall also provide oversight assistance in connection with the Company’s legal, regulatory and ethical compliance programs as established by management and the Board.  The operation of the Committee shall be subject to the Bylaws of the Company and Section 141 of the Delaware General Corporation Law, each as may be in effect from time to time.

The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee, the Auditors and the Company’s financial management.

COMPOSITION

The Committee shall consist of at least three members of the Board.  The members of the Committee shall satisfy the independence and financial literacy requirements of The Nasdaq Stock Market (“Nasdaq”) applicable to Committee members as in effect from time to time, when and as required by Nasdaq.  At least one member shall satisfy the applicable Nasdaq financial sophistication requirements as in effect from time to time.

MEETINGS AND MINUTES

The Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate.  Minutes of each meeting of the Committee shall be prepared and distributed to each director of the Company and the Secretary of the Company promptly after each meeting.

AUTHORITY

The Committee shall have authority to appoint, determine compensation for, at the expense of the Company, retain and oversee the Auditors as set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934, as amended, and the rules thereunder and otherwise to fulfill its responsibilities under this charter.  The Committee shall have authority to retain and determine compensation for, at the expense of the Company, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties.  The Committee shall also have authority to pay, at the expense of the Company, ordinary administrative expenses that, as determined by the Committee, are necessary or appropriate in carrying out its duties.  The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to require that any of the Company’s personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.

RESPONSIBILITIES

The Committee shall oversee the Company’s financial reporting process on behalf of the Board, shall have direct responsibility for the appointment, compensation, retention and oversight of the work of the Auditors, who shall report directly and be accountable to the Committee.  The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively.  To implement the Committee’s purpose and policy, the Committee shall be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

1.             Evaluation and Retention of Auditors.  To evaluate the performance of the Auditors, to assess their qualifications and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year.

2.             Approval of Audit Engagements.  To determine and approve engagements of the Auditors, prior to commencement of such engagements, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the adequacy of staffing, the compensation to be paid, at the Company’s expense, to the Auditors and the negotiation and execution, on behalf of the Company, of the Auditors’ engagement letters, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

3.             Approval of Non-Audit Services.  To determine and approve engagements of the Auditors, prior to commencement of such engagements (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefor, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

4.             Audit Partner Rotation.  To monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable laws and rules and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.

5.             Auditor Conflicts.  At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company, consistent with Independence Standards Board Standard No. 1, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

6.             Former Employees of Auditor.  To consider and, if deemed appropriate, adopt a policy regarding Committee preapproval of employment by the Company of individuals employed or formerly employed by the Auditors and engaged on the Company’s account.

7.             Audited Financial Statement Review.  To review, upon completion of the audit, the financial statements proposed to be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

8.             Annual Audit Results.  To discuss with management and the Auditors the results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and any adjustments proposed but not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

9.             Quarterly Results.  To review and discuss with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

10.          Management’s Discussion and Analysis.  To review and discuss with management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission.

11.          Press Releases.  To review and discuss with management and the Auditors, as appropriate, earnings press releases, as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions of the type of information to be disclosed or the type of presentation to be made.  The Chair of the Committee may represent the entire Committee for purposes of this discussion.

12.          Accounting Principles and Policies.  To review and discuss with management and the Auditors, as appropriate, significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under GAAP related to material items discussed with management and any other significant reporting issues and judgments.

13.          Risk Assessment and Management.  To review and discuss with management and the Auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.

14.          Management Cooperation with Audit.  To evaluate the cooperation received by the Auditors during their audit examination, including a review with the Auditors of any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information, significant disagreements with management and management’s response, if any.

15.          Management Letters.  To review and discuss with the Auditors and, if appropriate, management, any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

16.          National Office Communications.  To review and discuss with the Auditors communications between the audit team and the firm’s national office with respect to accounting or auditing issues presented by the engagement.

17.          Disagreements Between Auditors and Management.  To review and discuss with management and the Auditors any material conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any conflicts or disagreements regarding financial reporting.

18.          Internal Control Over Financial Reporting.  To confer with management and the Auditors regarding the scope, adequacy and effectiveness of internal control over financial reporting including any special audit steps taken in the event of material control deficiencies.

19.          Separate Sessions.  Periodically, to meet in separate sessions with the Auditors, or other personnel responsible for the internal audit function, and management to discuss any matters that the Committee, the Auditors or management believe should be discussed privately with the Committee.

20.          Correspondence with Regulators.  To consider and review with management, the Auditors, outside counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

21.          Complaint Procedures.  To establish procedures, when and as required by applicable laws and rules, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22.          Regulatory and Accounting Initiatives.  To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company’s financial statements, compliance programs and policies if, in the judgment of the Committee, such review is necessary or appropriate.

23.          Ethical Compliance.  To review the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules, as well as to its Code of Business Conduct and Ethics, as may be amended from time to time, including review and approval of related-party transactions as required by Nasdaq rules.

24.          Investigations.  To investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

25.          Proxy Report.  To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

26.          Annual Charter Review.  To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

27.          Report to Board.  To report to the Board with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance or independence of the Auditors or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

28.          Annual Committee Evaluation.  To conduct an annual evaluation of the performance of the Committee.

29.          General Authority.  To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements.  These functions shall not be the responsibility of the Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP or otherwise comply with applicable laws.

APPENDIX B

AMENDED 2005 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

FAVRILLE, INC.

2005 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

ADOPTED BY BOARD OF DIRECTORS DECEMBER 31, 2004

APPROVED BY STOCKHOLDERS DECEMBER 31, 2004

EFFECTIVE DATE: FEBRUARY 7, 2005

AMENDED: MARCH 23, 2006

AMENDMENT APPROVED BY STOCKHOLDERS:               , 2006

1.             Purposes.

(a)           Eligible Option Recipients.  The persons eligible to receive Options are the Non-Employee Directors of the Company.

(b)           Available Options.  The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Nonstatutory Stock Options.

(c)           General Purpose.  The Company, by means of the Plan, seeks to retain the services of its current Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.             Definitions.

(a)           “Additional Annual Grant” means an Option granted annually to all Non-Employee Directors who meet the specified criteria pursuant to Sections 6(b)(ii)–(v).

(b)           “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(c)           “Annual Grant” means an Option granted annually to all Non-Employee Directors who meet the specified criteria pursuant to Section 6(b)(i).

(d)           “Annual Meeting” means the annual meeting of the stockholders of the Company.

(e)           “Board” means the Board of Directors of the Company.

(f)            “Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).

(g)           “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)            any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii)           there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)         the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

(iv)          there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v)            individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and an Optionholder shall supersede the foregoing definition with respect to any Option subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

(h)           “Code” means the Internal Revenue Code of 1986, as amended.

(i)            “Committee” means a committee of one (1) or more members of the Board appointed by the Board in accordance with Section 3(c).

(j)            “Common Stock” means the common stock of the Company.

(k)           “Company” means Favrille, Inc., a Delaware corporation.

(l)            “Consultant” means any person, including an advisor, who (i) is engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services or (ii) is serving as a member of the Board of Directors of an Affiliate and is compensated for such services.  However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(m)          “Continuous Service” means that the Optionholder’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  A change in the capacity in which the Optionholder renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Optionholder renders such service, provided that there is no interruption or termination of the Optionholder’s service with the Company or an Affiliate, shall not terminate a Optionholder’s Continuous Service.  For example, a change in status from a Non-Employee Director of the Company to a Consultant of an Affiliate or an Employee of the Company will not constitute an interruption of Continuous Service.  The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.  Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Option only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Optionholder’s leave of absence.

(n)           “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)            a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)           a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii)         a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)          a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o)           “Director” means a member of the Board.

(p)           “Disability” means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person’s position with the Company or an Affiliate of the Company because of the sickness or injury of the person.

(q)           “Employee” means any person employed by the Company or an Affiliate.  However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(r)           “Entity” means a corporation, partnership or other entity.

(s)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)            “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

(u)           “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)            If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii)           In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(v)            “Initial Grant” means an Option granted to a Non-Employee Director who meets the specified criteria pursuant to Section 6(a).

(w)           “IPO Date” means the effective date of the initial public offering of the Common Stock.

(x)           “Non-Employee Director” means a Director who is not an Employee.

(y)           “Nonstatutory Stock Option” means an option to purchase Common Stock that is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(z)           “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa)         “Option” means a Nonstatutory Stock Option granted pursuant to the Plan.

(bb)         “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant.  Each Option Agreement shall be subject to the terms and conditions of the Plan.

(cc)         “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(dd)         “Own,” “Owned,” “Owner,” “Ownership”  A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ee)         “Plan” means this Favrille, Inc. 2005 Non-Employee Directors’ Stock Option Plan.

(ff)           “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(gg)         “Securities Act” means the Securities Act of 1933, as amended.

(hh)         “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

3.             Administration.

(a)           Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(c).

(b)           Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)            To determine the provisions of each Option to the extent not specified in the Plan.

(ii)           To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)         To effect, at any time and from time to time, with the consent of any adversely affected Optionholder, (1) the reduction of the exercise price of any outstanding Option under the Plan, (2) the cancellation of any outstanding Option under the Plan and the grant in substitution therefor of (A) a new Option under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (B) cash and/or (C) other valuable consideration (as determined by the Board, in its sole discretion), or (3) any other action that is treated as a repricing under generally accepted accounting principles.

(iv)          To amend the Plan or an Option as provided in Section 12.

(v)            To terminate or suspend the Plan as provided in Section 13.

(vi)          Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(c)           Delegation to Committee.  The Board may delegate some or all of the administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated.  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(d)           Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.             Shares Subject to the Plan.

(a)           Share Reserve.  Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the shares of Common Stock that may be issued pursuant to Options shall not exceed in the aggregate four hundred twenty thousand (420,000) shares of Common Stock plus an annual increase to be added on the first day of each Company fiscal year, beginning in 2006 and ending in (and including) 2014, equal to the lesser of the following amounts: (i) ninety thousand (90,000) shares of Common Stock, or (ii) an amount determined by the Board.

(b)           Reversion of Shares to the Share Reserve.  If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Option shall revert to and again become available for issuance under the Plan.  If any shares subject to an Option are not delivered to an Optionholder because such shares are withheld for the payment of taxes or the Option is exercised through a reduction of shares subject to the Option (i.e., “net exercised”), the number of shares that are not delivered to the Optionholder as a result thereof shall remain available for issuance under the Plan.  If the exercise price of an Option is satisfied by tendering shares of Common Stock held by the Optionholder (either by actual delivery or attestation), then the number of shares so tendered shall remain available for issuance under the Plan.

(c)           Source of Shares.  The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.             Eligibility.

The Options, as set forth in Section 6, automatically shall be granted under the Plan to all Non-Employee Directors who meet the criteria specified in Section 6.

6.             Non-Discretionary Grants.

(a)           Initial Grants.  Without any further action of the Board, each person who after the IPO Date is elected or appointed for the first time to be a Non-Employee Director automatically shall, upon the date of his or her initial election or appointment to be a Non-Employee Director, be granted an Initial Grant to purchase thirty-five thousand (35,000) shares of Common Stock on the terms and conditions set forth herein.

(b)           Annual Grants.

(i)            Without any further action of the Board, on the date of each Annual Meeting, commencing with the Annual Meeting in 2006, each person who is then a Non-Employee Director automatically shall be granted an Annual Grant to purchase twelve thousand five hundred (12,500) shares of Common Stock on the terms and conditions set forth herein; provided, however, that if the person has not been serving as a Non-Employee Director for the entire period since the preceding Annual Meeting, then the number of shares subject to such Annual Grant shall be reduced pro rata for each full quarter prior to the date of grant during such period for which such person did not serve as a Non-Employee Director.

(ii)           Without any further action of the Board, on the date of each Annual Meeting, commencing with the Annual Meeting in 2006, each person who is a Non-Employee Director and is then serving as chairperson of the Board automatically shall be granted an Additional Annual Grant to purchase ten thousand (10,000) shares of Common Stock on the terms and conditions set forth herein; provided, however, that if the person has not been serving as chairperson of the Board for the entire period since the preceding Annual Meeting, then the number of shares subject to such Additional Annual Grant shall be reduced pro rata for each full quarter prior to the date of grant during which such person did not serve in such capacity.

(iii)         Without any further action of the Board, on the date of each Annual Meeting, commencing with the Annual Meeting in 2006, each person who is a Non-Employee Director and is then serving as chairperson of the audit committee of the Board automatically shall be granted an Additional Annual Grant to purchase seven thousand five hundred (7,500) shares of Common Stock on the terms and conditions set forth herein; provided, however, that if the person has not been serving as chairperson of the audit committee of the Board for the entire period since the preceding Annual Meeting, then the number of shares subject to such Additional Annual Grant shall be reduced pro rata for each full quarter prior to the date of grant during which such person did not serve in such capacity.

(iv)          Without any further action of the Board, on the date of each Annual Meeting, commencing with the Annual Meeting in 2006, each person who is a Non-Employee Director and is then serving as chairperson of the compensation committee of the Board automatically shall be granted an Additional Annual Grant to purchase two thousand five hundred (2,500) shares of Common Stock on the terms and conditions set forth herein; provided, however, that if the person has not been serving as chairperson of the compensation committee of the Board for the entire period since the preceding Annual Meeting, then the number of shares subject to such Additional Annual Grant shall be reduced pro rata for each full quarter prior to the date of grant during which such person did not serve in such capacity.

(v)            Without any further action of the Board, on the date of each Annual Meeting, commencing with the Annual Meeting in 2006, each person who is a Non-Employee Director and is then serving as chairperson of the nominating and corporate governance committee of the Board automatically shall be granted an Additional Annual Grant to purchase two thousand five hundred (2,500) shares of Common Stock on the terms and conditions set forth herein; provided, however, that if the person has not been serving as chairperson of the nominating and corporate governance committee of the Board for the entire period since the preceding Annual Meeting, then the number of shares subject to such Additional Annual Grant shall be reduced pro rata for each full quarter prior to the date of grant during which such person did not serve in such capacity.

7.             Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as required by the Plan.  Each Option shall contain such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate.  Each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)           Term.  No Option shall be exercisable after the expiration of ten (10) years from the date on which it was granted.

(b)           Exercise Price.  The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(c)           Consideration.  The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable law, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board either at the time of the grant of the Option or subsequent thereto (1) by delivery to the Company of other Common Stock at the time the Option is exercised, (2) by a “net exercise” of the Option (as further described below), (3) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds or (4) in any other form of legal consideration that may be acceptable to the Board.  Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Optionholder but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price.  With respect to any remaining balance of the aggregate exercise price, the Company shall accept a cash payment from the Optionholder.  Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under a “net exercise”, (ii) shares actually delivered to the Optionholder as a result of such exercise and (iii) shares withheld for purposes of tax withholding.

(d)           Transferability.  An Option is transferable by will or by the laws of descent and distribution.  An Option also may be transferable upon written consent of the Company if, at the time of transfer, a Form S-8 registration statement under the Securities Act is available for the exercise of the Option and the subsequent resale of the underlying securities.  In addition, an Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e)           Vesting.  Options shall vest as follows:

(i)            Initial Grants:  1/36th of the shares of Common Stock subject to an Initial Grant shall vest monthly over three (3) years.

(ii)           Annual Grants and Additional Annual Grants:  1/12th of the shares of Common Stock subject to each Annual Grant and Additional Annual Grant shall vest monthly over one (1) year.

(f)            Termination of Continuous Service.  In the event that an Optionholder’s Continuous Service terminates for any reason, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

8.             Securities Law Compliance.

The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any Common Stock issued or issuable pursuant to any such Option.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Options unless and until such authority is obtained.

9.             Use of Proceeds from Stock.

Proceeds from the sale of Common Stock pursuant to Options shall constitute general funds of the Company.

10.          Miscellaneous.

(a)           Acceleration of Exercisability and Vesting.  The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Plan or the Option stating the time at which it may first be exercised or the time during which it will vest.

(b)           Stockholder Rights.  No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Option unless and until such Optionholder has satisfied all requirements for exercise of the Option pursuant to its terms.

(c)           No Service Rights.  Nothing in the Plan, any Option Agreement or other instrument executed thereunder or any Option granted pursuant thereto shall confer upon any Optionholder any right to continue to serve the Company as a Non-Employee Director or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d)           Investment Assurances.  The Company may require an Optionholder, as a condition of exercising or acquiring Common Stock under any Option, (i) to give written assurances satisfactory to the Company as to the Optionholder’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Optionholder is acquiring the Common Stock subject to the Option for the Optionholder’s own account and not with any present intention of selling or otherwise distributing the Common Stock.  The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Option has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(e)           Withholding Obligations.  To the extent provided by the terms of an Option Agreement, the Company may in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Option by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means:  (i) causing the Optionholder to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Optionholder in connection with the Option; or (iii) via such other method as may be set forth in the Option Agreement.

11.          Adjustments upon Changes in Common Stock.

(a)           Capitalization Adjustments.  If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”)), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject both to the Plan pursuant to Section 4 and to the nondiscretionary Options specified in Section 6, and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Options.  The Board shall make such adjustments, and its determination shall be final, binding and conclusive.  (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b)           Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to the completion of such dissolution or liquidation.

(c)           Corporate Transaction.  In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Options outstanding under the Plan or may substitute similar stock options for Options outstanding under the Plan (including options to acquire the same consideration paid to the stockholders of the Company, as the case may be, pursuant to the Corporate Transaction).  In the event that any surviving corporation or acquiring corporation does not assume or continue all such outstanding Options or substitute similar stock options for all such outstanding Options, then with respect to Options that have been not assumed, continued or substituted and that are held by Optionholders whose Continuous Service has not terminated prior to the effective time of the

Corporate Transaction, the vesting of such Options (and, if applicable, the time at which such Options may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Options shall terminate on the effective time of the Corporate Transaction if not exercised (if applicable) at or prior to such effective time.  With respect to any other Options outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Options (and, if applicable, the time at which such Options may be exercised) shall not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the Optionholder, and such Options shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

(d)           Change in Control.  An Option may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Option Agreement for such Option or as may be provided in any other written agreement between the Company or any Affiliate and the Optionholder, but in the absence of such provision, no such acceleration shall occur.

12.          Amendment of the Plan and Options.

(a)           Amendment of Plan.  Subject to the limitations, if any, of applicable law, the Board, at any time and from time to time, may amend the Plan.  However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law.

(b)           Stockholder Approval.  The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval.

(c)           No Impairment of Rights.  Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

(d)           Amendment of Options.  The Board, at any time, and from time to time, may amend the terms of any one or more Options, including, but not limited to, amendments to provide terms more favorable than previously provided in the agreement evidencing an Option, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

13.          Termination or Suspension of the Plan.

(a)           Plan Term.  The Board may suspend or terminate the Plan at any time. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)           No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the Optionholder.

14.          Effective Date of Plan.

The Plan shall become effective on the IPO Date, but no Option shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.          Choice of Law.

The law of the state of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

FAVRILLE, INC.

10421 Pacific Center Court

San Diego, California 92121

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2006

The undersigned hereby appoints John P. Longenecker, Ph.D. and Tamara A. Seymour, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Favrille, Inc. which the undersigned may be entitled to vote at the 2006 Annual Meeting of Stockholders of Favrille, Inc. to be held on June 14, 2006 at 3:30 a.m. local time at The Del Mar Marriott, located at 11966 El Camino Real, San Diego, CA 92130], and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

VOTING INSTRUCTIONS:

Complete, sign, date and promptly return this proxy card in the postage-paid envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED BELOW.

PROPOSAL 1:	To elect two Class I directors to hold office until our 2009 Annual Meeting of Stockholders.

☐	FOR the nominees listed below	☐	WITHHOLD authority
	(except as marked to the contrary		to vote for the nominees
	below).		listed below.

Nominees:                                       Arda Minocherhomjee, Ph.D. and Ivor Royston, M.D.

To withhold authority to vote for any individual nominee, write the name of such nominee below:

(Continued and to be signed on other side)

(Continued from other side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE 2005 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN.

PROPOSAL 2:        To approve the amendment of our 2005 Non-Employee Directors’ Stock Option Plan to increase the automatic annual grant to each non-employee director of options to purchase common stock from 8,000 shares to 12,500 shares, and to provide for the additional automatic annual grant of options to purchase common stock in the following amounts to directors serving in the following positions: Chairman of the Board – 10,000 shares; Chairman of the Audit Committee – 7,500 shares; Chairman of the Compensation Committee – 2,500 shares; and Chairman of the Nominating and Corporate Governance Committee – 2,500 shares.

☐	FOR	☐	AGAINST	☐	ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

PROPOSAL 3:        To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2006.

☐	FOR	☐	AGAINST	☐	ABSTAIN

DATED

SIGNATURE(S)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.